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                         SALE-PURCHASE AGREEMENT

                                BETWEEN

            MANSION APARTMENT PROJECT INVESTORS, INC., SELLER

                                 AND

           INDEPENDENCE APARTMENTS ASSOCIATES, L.P., PURCHASER

                               Premises:

                          Mansion Apartments
                        2905 Lee's Summit Road
                        Independence, Missouri

                       As of November 30, 1993

                                 CONTENTS

1.   SALE-PURCHASE ............................................ 1
2.   PURCHASE PRICE ........................................... 4
3.   STATUS OF THE TITLE ...................................... 7
4A.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS .......... 8
4B.  CONDITIONS PRECEDENT TO SELLERS OBLIGATIONS .............. 14
4C.  ACTIONS UPON TERMINATION OF AGREEMENT .................... 14
5.   APPORTIONMENTS ........................................... 15
6.   PROPERTY NOT INCLUDED IN SALE ............................ 19
7.   LEASE SECURITY DEPOSITS .................................. 20
8.   FUTURE OPERATIONS ........................................ 20
9.   ASSIGNMENTS BY SELLER AND ASSUMPTIONS BY PURCHASER ....... 22
10.  RIGHTS OF INSPECTION ..................................... 23
11.  DISCLAIMER; WAIVER OF CLAIMS ............................. 24
12.  DOCUMENTS PRIOR TO CLOSING ............................... 28
13.  DAMAGE AND DESTRUCTION; CONDEMNATION ..................... 29
14.  RECORDING CHARGES, TRANSFER TAXES AND FURTHER ASSURANCES.. 31
15.  DOCUMENTS TO BE DELIVERED ON THE CLOSING DATE ............ 32
     (a)  Seller's Documents .................................. 32
     (b)  Purchaser's Documents ............................... 34
16.  PURCHASER'S AND SELLER'S REPRESENTATIONS AND WARRANTIES .. 36

                                  (i)

                                CONTENTS
                               (CONTINUED)

17.  ESCROW ................................................... 48
18.  BROKERS .................................................. 49
19.  NOTICES .................................................. 50
20.  DEFAULT BY PURCHASER OR SELLER ........................... 51
21.  INTEGRATION CLAUSE ....................................... 53
22.  AMENDMENTS ............................................... 53
23.  EFFECT OF WAIVER OF PROVISION ON REMEDY .................. 53
24.  PARTIAL INVALIDITY ....................................... 53
25.  CAPTIONS, JOINT AND SEVERAL LIABILITY, CONTROLLING LAW ... 54
26.  GOVERNING LAW ............................................ 54
27.  JOINT PREPARATION ........................................ 54
28.  SUCCESSORS, ASSIGNS ...................................... 55
29.  ASSIGNMENT AND RECORDING ................................. 55
30.  FULL PERFORMANCE ......................................... 55
31.  OFFER ONLY ............................................... 55
32.  MUTUAL INDEMNITY ......................................... 55
33.  ATTORNEYS' FEES .......................................... 56
34.  COUNTERPARTS ............................................. 57
35.  NO REPRESENTATION REGARDING LEGAL EFFECT OF DOCUMENT ..... 57

                                 (ii)

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LIST OF EXHIBITS

Schedule "A"     Legal Description
Schedule "B"     Leases
Schedule "C"     Equipment Leases
Schedule "D"     Service Contracts
Schedule "E"     Trademarks
Schedule "F"     Transaction Summary--Omitted
Schedule "G"     Residential Lease Form
Schedule "H"     Rent Schedule
Schedule "I"     Assignment and Assumption of Leases
Schedule "J"     Assignment and Assumption of Equipment Leases and
                  Service Contracts
Schedule "K"     Repair Escrow Agreement
Schedule "L"     Operating Budget
Schedule "M"     1993 Year-to-Date Financial Statements

                                (iii)

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SALE-PURCHASE AGREEMENT made as of the 30th day of November, among MANSION
APARTMENTS PROJECT INVESTORS, INC., a Delaware corporation, having an address at 625 Madison Avenue, New York, New York 10022 ("Seller"), INDEPENDENCE APARTMENTS ASSOCIATES, L.P., a Missouri Limited Partnership having an address in care of Carl Lang, Esq. 7733 Forsythe Boulevard, 4th Floor, Clayton, Missouri 63105 ("Purchaser").

                          W I T N E S S E T H:

1. SALE-PURCHASE.

(a) Seller agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase from Seller, all of that certain plot, piece and parcel of land (the "Land") consisting of approximately 31.7 acres and generally known as Mansions Apartments, 2905 Lee's Summit Road, Independence, Missouri, 64055 and more particularly described in Schedule "A" annexed hereto, and depicted in the survey previously delivered to Purchaser, together with the building and improvements known as Mansions Apartments (collectively, the "Building"), containing five hundred fifty (550) legal and conforming units, located on the Land (which Building and Land are hereinafter sometimes collectively referred to as the "Premises"), and all of Seller's right, title and interest in, to and under (a) all easements, rights of way, privileges, appurtenances, strips, gores and other rights pertaining to the Premises, if any, (b) any land lying in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Premises or any portion thereof, to the center line thereof, any any award to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street occurring after the date of execution and delivery of this Agreement, (c) the leases, concessions and licenses indentified in Schedule "B" annexed hereto, copies of which have been made available for examination by Purchaser, and those leases, concessions and licenses hereafter made pursuant to subsections 8(a) (i) and 8(a) (iv) hereof (the "Leases"), (d) all the fixtures, furniture, furnishings, equipment and other personal property (the "Personalty") owned or leased by Seller and used in connection with the Premises (other than personal property owned by tenants, subtenants, lessees, subleases and other occupants (collectively, "Tenants")), including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stocker, lighting fixtures, doors cabinets, partitions, mantels, elevators, electric motors, pumps, screens, flagpoles, all sprinkler, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor coverings, kitchen appliances, and antennae, together with all parts and supplies pertaining thereto, (e) the equipment leases identified in Schedule "C" annexed hereto, and those equipment leases hereafter made pursuant to subsections 8(a) (iii) and 8(a) (iv) hereof (the "Equipment Leases"), copies of which will be delivered to Purchaser, (f) the Security Deposits (hereinafter defined), if any, described in Section 7 hereof, held by Seller under the Leases, (g) all services, maintenance and other agreements identified in Schedule "D" annexed hereto, and those hereafter made pursuant to Sections 8(a)(ii) and 8(a) (iv) hereof in connection with the operation and maintenance of the Premises (the
"Service Contracts"), copies of which will be delivered to Purchaser, (h) all copyrights, trademarks, service marks and other marks and trade or business names relating to the ownership, use, operation and management of the Premises, including, without limitation, the right to use the names and the logo (the "Trademarks") described in Schedule "E" annexed hereto, copies of which have already been delivered to Purchaser and (i) the books, records and files (collectively, the "Records") of Seller in connection with the operation and maintenance of the Premises, or Seller's predecessor in interest, constructed the Building, and any other assignable permits with respect to the operation of the Building as a residential rental project (ex inclusive of (1) books, the originals of which Seller desires to retain as Seller's property, provided, however, that Seller shall permit Purchaser, at Purchaser's sole cost and expense to examine and/or make copies thereof and (2) Seller's income tax and accounting records) (the Land, the Building, the Leases, the Personalty, the Equipment Leases, the Security Deposits, the Service Contracts, the Trademarks and the Records being hereinafter collectively called the "Property"), copies of which have already been delivered to Purchaser.

2. PURCHASE PRICE.

The purchase price ("Purchase Price") for the Property is $20,550,000, payable as follows:

(a) Cash Portion of Purchaser Price.

$700,000 ("Cash Portion of Purchase Price") shall be payable to Seller by certified or bank check, or by wire transfer subject to receipt of funds, upon the close of escrow. A portion of the Cash Portion of Purchase Price in the amount of $400,000 shall be placed by Seller in an escrow account (the "Repair Escrow") to be disbursed in accordance with the terms and conditions of that certain agreement attached hereto and made a part hereof as Schedule "K" (the "Repair Escrow Agreement"). As and for a good faith deposit, Purchaser will deposit in escrow the amount of $50,000 (the "Deposit") by personal check, on execution of this Agreement. The Deposit shall be refundable to Purchaser solely in the event of Seller's failure to satisfy the conditions set forth in Sections 4.A(a)(i) or 4.A(h), or as provided in Section 4.B, or in the event of Seller's default. Interest on the Deposit will be payable to whichever party is entitled to receive the Deposit hereunder. The Deposit referred to herein shall be applied to the Cash Portion of the Purchase Price upon close of escrow. The balance of the Cash Portion of Purchase Price shall be deposited in escrow prior to closing.

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(b) Assumption of First Deed of Trust

Purchaser shall assume Seller's obligations under Seller's Nineteen Million Four Hundred Fifty Thousand ($19,450,000) Dollar Promissory Note (the "First Promissory Note") payable to the Industrial Development Authority of the City of Independence, Missouri, which is secured by a first deed of trust (the "First Deed of Trust") which is a lien against Seller's entire interest in the Property.

The First Promissory Note and First Deed of Trust are more fully described as follows:

A.    (a) First Promissory Note:
          Maker:                     Mansions Apartments Limited,
                                     an Oklahoma Limited Partnership

          Payee:                     Industrial Development Authority
                                     of the City of Independence, Missouri

          Date:                      May 1, 1986
          Original amount:           $19,450,000
          Unpaid principal balance:  $19,450,000

      (b) First Deed of Trust:
          Beneficiary:               Merchants Bank and Trust
          Original amount:           $19,450,000
          Recordation date:          May 13, 1986
          Document No.               I-689489
          Place of recordation:      Reorder of Deeds - Jackson
                                      County, Missouri

(c) Purchaser shall assume Seller's obligations under Seller's Four Hundred Thousand ($400,000) Dollar modified Promissory Note (the "Second Promissory Note") payable to MFR Partners, which is secured by a second deed of trust (the "Second Deed of Trust") which is a second lien against Seller's entire interest in the Property.

The Second Promissory Note and Second Deed of Trust are more fully described as follows:

(a) Second Promissory Note:
       Holder: MFR Partners
       Original amount: $700,459.45

(b) Second Deed of Trust:
       Beneficiary: MFR Partners
       Original amount: $700,459.45
       Recordation date: February 8, 1993
       Document No. I-1165940, in Book I-2353 at Page 982
       Place of Recordation: Jackson County, Missouri

Purchaser shall make monthly payments under the First Promissory Note and the Second Promissory Note by sending checks or by wiring such sums to the respective Payees, or their respective designees, as applicable or requested by the respective Payees, or to such entities' designated agents.

3. STATUS OF THE TITLE.

(a) The Property shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject to the Permitted Encumbrances as defined in Section 4.A(a) of this Agreement. Such Permitted Encumbrances shall include:

(i) real property taxes affecting the Premises which are a lien but not yet due and payable (provided any supplemental real property tax attributable to the period prior to closing, whether or not a lien has been assessed or a bill therefor issued at closing, shall remain the responsibility of Seller, which obligation shall survive the close of escrow);

(ii) any assessments affecting the Premises approved by Purchaser under section 4.A(a) which are a lien but not yet due and payable;

(iii) any other matter or thing affecting the Property which Purchaser agrees to take subject to or waives pursuant to the provisions of this Agreement; and

(iv) the Leases.

(b) Seller shall procure an ALTA standard policy of title insurance in the amount of $20,250,000 or such other sum approved by Seller, to be paid by Purchaser and to be issued by First American Title Insurance Company ("Title Company") showing title vested in Purchaser.

4A. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.

(a) Title Insurance, Liens.

(i) Seller has delivered to Purchaser an updated preliminary report of title dated, from First American Title Insurance Company
(such report, and any updates or revisions thereto, collectively, the "Report"). On or before, Purchaser or its counsel shall furnish to Seller's counsel, Michael H. Orbison, Esq., 625 Madison Avenue, 9th Floor, New
York, New York 10022, a written statement setting forth the exceptions to title if any, which Purchaser approves (hereinafter, the "Permitted Encumbrances") and the exceptions to title, if any, which Purchaser disapproves, in Purchaser's reasonable discretion. Seller shall cure any defaults in the payment of real property taxes and assessments affecting the Property at or before close of escrow. If Seller is unable to eliminate any other exceptions disapproved by Purchaser (or any other exceptions that are subsequently reported in the preliminary report of title which exceptions Purchaser disapproves in Purchaser's reasonable discretion) by the Closing Date, then unless the same are waived by Purchaser without abatement in the Purchase Price, Seller may adjourn the closing, for a reasonable period or periods not to exceed sixty
(60) days in the aggregate, in order to attempt to eliminate such disapproved exceptions. If Seller is unable to eliminate any of such disapproved exceptions or to otherwise transfer, assign and convey the Property in accordance with the terms of this Agreement on the Closing Date, Purchaser may
(i) elect to accept the Property subject to such other disapproved exceptions without any abatement of the Purchase Price, in which event such other disapproved exceptions shall no longer be objections to title and shall be deemed to be for all purposes Permitted Encumbrances, and Purchaser shall close hereunder notwithstanding the existence of same and Seller shall have no obligations whatsoever after the closing with respect to Seller's failure to eliminate such disapproved exceptions, or (ii) terminate this Agreement by notice given to Seller, in which event Purchaser shall be entitled to a return of the Deposit, together with any interest earned thereon.

(ii) Notwithstanding the foregoing, Seller may, in lieu of satisfying any of the foregoing liens or encumbrances affecting the Property which are not Permitted Encumbrances, direct Purchaser to apply a portion of the Cash Portion of the Purchase Price to the satisfaction of such liens and encumbrances, provided that Seller shall deliver to Purchaser, at the closing, instruments, in recordable form, which, in the opinion of the Title Company, will be sufficient to satisfy such liens or encumbrances of record, together with the cost of recording or filing any such instruments.

(iii) If the Report discloses judgments, bankruptcies or other proceedings or encumbrances against other persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to the Title Company affidavits satisfactory to the Title Company showing that such judgments, bankruptcies or other proceedings or encumbrances are not against Seller.

(iv) During the existence of this Agreement and prior to closing, neither Purchaser nor Seller (including Purchaser's and Seller's owners, shareholders, directors, officers, employees and agents) shall encumber the Premises, or cause or allow the Premises to be encumbered by their actions or inactions, in any form or manner whatsoever, including, but not limited to, liens and privileges as provided under applicable law. Violation of this provision and failure to cure such violation within ten (10) days following receipt of written notice of such violation shall constitute a material default hereunder.

(b) Intentionally omitted.

(c) Inspection of the Property.
Throughout the remainder of the escrow period, Purchaser and Purchaser's agents and appraisers may inspect the physical condition of the Premises and the other documentation in respect to the Property and the Premises at Purchaser's sole cost and expense, including inspection of all documentation, agreements, and other information in possession of Seller reasonably pertaining to the Leases, the Equipment Leases, the Personalty, the Service Contracts and the Records.

(d) Intentionally omitted.

(e) Restoration; Indemnity. All activity on the Premises by Purchaser and its agents and representatives in connection with the foregoing inspection shall be conducted during normal business hours with reasonable advance notice to Seller, and shall be conducted in such a manner as to minimize interference with the operation of the Premises and the occupancy of the tenants therein. Upon completion of any such inspection, investigation, testing or study, Purchaser shall at its sole cost, repair and restore the Premises to its prior condition, including, without limitation, filling, compacting and resodding of all excavations, unless Purchaser is prohibited from restoring the Premises to its prior condition by law. Purchaser shall indemnify, defend and save harmless Seller from and against any and all cost and expense (including reasonable attorneys' fees), as incurred, which shall derive from any and all claims for bodily injury or property damage which may be asserted against Seller by reason of such entry and activity on the Premises by Purchaser and its agents and representatives, but excluding any lien, cost and expense, including attorneys' fees and costs, arising out of Purchaser's mere discovery of hazardous materials or toxic substances on, in or under the Property, for which Purchaser shall have no responsibility or liability so long as Purchaser pays the costs of any test commissioned by Purchaser. Seller shall indemnify, defend and save Purchaser harmless from and against all cost and expense (including reasonable attorneys' fees), as incurred, which shall derive from any and all claims for bodily injury or property damage which may be asserted against Purchaser by reason of the acts or omissions of Seller, its agents and representatives, occurring on the Premises while Purchaser is exercising its right of entry thereon.

(f) Intentionally omitted.

(g) Intentionally omitted.

(h) At or prior to close of escrow, Seller shall have obtained and notified Purchaser in writing that it has obtained (i) the written consent of The Industrial Development Authority of The City of Independence, Missouri ("Issuer") and The Merchants Bank, Kansas City, Missouri (the "Bond Trustee") to the sale of the Property from Seller to Purchaser as required under Section 8 of the Regulatory Agreement defined in Section 16(a) (xviii) below, and (ii) the written consent of Summit Tax Exempt Bond Fund, L.P. ("Summit"), the sole holder of the Bonds, to the sale of the Property from Seller to Purchaser as required under the First Deed of Trust. In the event that Seller shall fail to obtain such consents or to so notify Purchaser, this condition shall be deemed unsatisfied, in which event this Agreement shall terminate, Title Company shall return the Deposit to Purchaser, together with all interest earned thereon, the Documentation shall be returned to Seller and the parties shall have no further obligations or recourse against each other except for any previously existing liabilities which have arisen under Section 4.A(e) hereof.

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(i) At the prior to close of escrow, Seller shall have obtained and notified
Purchaser in writing that it has obtained written releases ("Releases") from the Issuer, the Bond Trustee, or any other party benefiting from the Payment Guaranty, Operating Deficit Guaranty or Construction Guaranty referenced in the First Deed of Trust, pursuant to which such parties acknowledge the termination of such guaranties prior to or at close of escrow.Such
Releases shall be in form and content satisfactory to Purchaser, in its sole discretion. In the event that such releases can not be obtained prior to close of escrow then Seller shall have the option, in its sole discretion, either to cancel this sale with no further liability to any party or to provide to Purchaser with an indemnity and hold harmless agreement reasonably satisfactory to Purchaser from Summit limited to the above described liability.

(j) At the close of escrow, Seller shall have performed all Seller's obligations required to be performed hereunder, and all Seller's representations and warranties set forth in Section 16(a) hereof shall be true and correct as of close of escrow and all indemnities and guaranties required of Summit shall have been executed and delivered.

(k) During the escrow period and at close of escrow, neither Seller nor Summit shall have made an assignment for the benefit of creditors or admitted in writing to pay its debts as they mature or have been adjudicated a bankrupt or have filed a petition involuntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, and no such petition shall have been filed against it.

(l) At the close of escrow, Title Company shall be prepared to issue to Purchaser a policy of title insurance as described in Section 3(e), subject to only those exceptions and conditions approved by Purchaser as provided for in this Agreement.

4B. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

At or prior to close of escrow Seller shall have received (i) the approval of the Issuer and Summit to the transfer of the Property and the assumption of the debt evidenced by the First Promissory Note and First Deed of Trust, and
(ii) the Releases specified in paragraph 4A(i) to the extent not waived pursuant to paragraph 4A(i) hereof, and (iii) for the benefit of Purchaser, an estoppel letter from Summit which is reasonably satisfactory to Purchaser. In the event any of the above conditions are not met, this Agreement shall terminate, Title Company shall return the Deposit to Purchaser, together with all interest earned thereon, the Documentation shall be returned to Seller, and the parties shall have no further obligations or recourse against each other, except for previously existing liabilities which have arisen under
Section 4.A(e) hereof.

4C. ACTIONS UPON TERMINATION OF AGREEMENT.

In the event that this Agreement is so terminated in accordance with its terms, but not by Purchaser's breach of the terms hereof, then Seller shall direct Title Company to return the the Deposit and any interest earned thereon to Purchaser and, following such return and the return of the Documentation to Seller, neither party shall have any obligation to the other hereunder except for previously existing liabilities which have arisen under Section 4A.(e) hereof. If at the date specified for close of escrow, the conditions precedent to Purchaser's obligation to purchase set forth in Section 4.A are not satisfied or waived by Purchaser, then Purchaser may elect to terminate this Agreement by written notice to Seller. If this Agreement is so terminated, then Seller shall direct Title Company to return the Deposit, and all interest earned thereon while held in escrow, to Purchaser and, following such return and the return of the Documentation to Seller, neither party shall have any obligation to the other hereunder except for previously existing liabilities which have arisen under Section 4A.(e) hereof, and any liabilities arising as a result of any default of either party hereunder prior to such termination.

5. APPORTIONMENTS.

(a) The following shall be apportioned between Seller and Purchaser as of Eleven Fifty-Nine o'clock in the evening (11:59 p.m.) on the date (the "Apportionment Date") immediately preceding the Closing
Date:

(i) rents and other charges and concession and license fees (collectively "Rents") payable under the Leases, to be apportioned in accordance with Section 5(b) hereof;

(ii) real estate taxes, sewer rents and taxes, and charges, or any other governmental tax or charge levied or assessed against the Property including, without limitation, the current year's installment (both principal and interest) of any special assessments which are Permitted Encumbrances hereunder (collectively, the "Taxes"), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 5(c); provided, however, that any supplemental assessment of real property taxes attributable to the period of Seller's ownership, whether or not a lien has been assessed or a bill issued therefor on the Apportionment Date, shall remain Seller's responsibility and liability;

(iii) water rates and charges to be apportioned in accordance with Section 5(d) hereof;

(iv) charges for electricity, telephone, steam, gas, cable television and any other utilities (collectively "Utilities") made by the utility companies servicing the Premises to be apportioned in accordance with
Section 5(e) hereof, and transferable utility deposits, if any, but all amounts refundable under unassigned or unassignable utility arrangements shall remain the property of Seller;

(v) prepaid fees of other charges for transferable licenses, permits, telephone equipment, telephone rental, cable television equipment rental and other items, if any, but all amounts refundable under unassigned or unassignable permits and licenses shall remain the property of Seller;

(vi) amounts paid or payable under the Service Contracts which Purchaser is assuming under this Agreement;

(vii) amounts or payable under any Equipment Leases which Purchaser is assuming under this Agreement; and

(viii) premiums on those existing transferable policies of insurance or renewals of such policies which expire prior to the Closing Date (the "Policies"), to the extent Seller elects to assign the same to Purchaser on the Closing Date, and Purchaser elects to accept such assignment and assume the obligations of the insured under the Policies. If Seller elects not to assign certain policies of insurance, it shall notify Purchaser prior to close of escrow. Such policies of insurance shall thereupon be canceled as of the close of escrow, and Purchaser shall be responsible for obtaining necessary insurance coverage as of the Closing Date.

(b) Rents shall be apportioned if, as and when collected, as follows:

(i) Seller will retain the right to collect any unpaid Rent payable to Seller from any tenant of the Property and Purchaser agrees to cooperate at no expense to Purchaser with Seller's efforts to collect such Rent. All sums paid by such tenant or tenants to Purchaser after the closing shall be applied first by Purchaser against sums due from tenant under the lease for periods following the Closing Date, and the remainder, if any, shall be paid over to Seller until such unpaid Rent is paid.

(ii) With respect to any past due Rents for periods prior to the Closing Date, Seller hereby (A) expressly retains the right to recover same, and (B) designates Purchaser as Seller's agent for collection purposes on the terms and conditions of Section 5(b)(i) above; provided that Purchaser shall not be obligated to actively seek to collect any past due Rents, other than in the ordinary course of business. Until such designation shall be revoked by Seller, which designation may be revoked in part in the event that Seller shall desire to institute legal proceedings against a tenant for past due rent, Purchaser shall receive and hold any moneys received on account of such past due Rents in trust for Seller and to pay same promptly to Seller as aforesaid, subject to Section 5(b) (i) above. All Rent prepaid as of the Apportionment Date which is held by Seller shall be credited to Purchaser.

(c) Real property taxes shall be prorated as of the Closing Date on the basis of a 30-day month.

(d) In the event that water meters are installed on the Property, Seller shall furnish readings made on or immediately prior to the Apportionment Date to the extent that current readings are obtainable and the unfixed water rates and charges and sewer rents and taxes, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings. In the event that such readings are not obtainable, then water charges shall be prorated as of the Apportionment Date based upon the per diem rate obtained by using the last period that bills for such charges are available. Unpaid water meter bills which are the obligations of Tenants in accordance with the terms of the Leases shall not be adjusted nor shall same be deemed an objection to title and Purchaser shall take title subject thereto.

(e) The Utilities shall be apportioned (i) on the basis of actual current readings, or (ii) if such readings have not been taken, on the basis of the most recent bills that are available.

(f) In the event that the computation of apportionments shows that a net amount is owed by Seller to Purchaser, such amount shall be credited against the Cash Portion of the Purchase Price payable by Purchaser in accordance with
Section 2(a) hereof. If such computation shows that a net amount is owed by Purchaser to Seller, such amount shall be paid to Seller by Purchaser on the Closing Date by certified or bank check.

(g) The provisions of this Section 5 shall survive the Closing Date.

6. PROPERTY NOT INCLUDED IN SALE.

It is expressly agreed by the parties hereto that the following shall not be included in the Property to be sold hereunder:

(a) utility deposits and other service contract deposits, except for those identified herein as transferable utility or other deposits or other expenses which are to be apportioned as herein provided; and

(b) all property owned by Tenants under the Leases.

It is expressly agreed that all prorated Rents, all prepaid Rents and all Security Deposits are included in the Property to be sold hereunder and shall be paid over to Purchaser in accordance with Section 7 hereunder.

7. LEASE SECURITY DEPOSITS.
Prior to the Closing Date, Seller shall provide Purchaser with a schedule of the aggregate amount of all security deposits held by Seller under the Leases (the "Security Deposits"), together with interest earned thereon, if any, to the extent that said Security Deposits have not been theretofore applied by Seller against moneys due and owing by the respective Tenants under the Leases. Said Security Deposits shall be delivered to Purchaser upon the closing of escrow.

8. FUTURE OPERATIONS.

(a) Subject only to conditions beyond its control, Seller, for itself and for the management agent of the Property ("Management Agent"), agrees that for the period following the date hereof up to and including the Closing Date, Seller shall continue to operate and maintain the Property in its usual and customary manner, and shall, among other things, be entitled to:

(i) amend, or renew the terms of the Leases, provided, however, that (1) any such Lease shall be in the form of the residential lease annexed hereto as Schedule "G" and is for a monthly rent not less than that provided on the Rent Schedule annexed hereto as Schedule "H" and (2)
any amendment or renewal for a term in excess of two (2) years (unless same shall be terminable by the then owner of the Property on six (6) months' or shorter notice) or which results in a reduction of Rent or materially increases the landlord's obligations thereunder (unless said renewal or amendment is required under any of said Leases or by any applicable laws) shall not be made without Purchaser's prior written approval, provided that Purchaser shall not then be in default hereunder, which approval shall not be unreasonably withheld or delayed;

(ii) amend or renew the term of the Service Contracts, provided, however, that any renewal thereof for a term in excess of one hundred eighty (180) days (unless same shall be terminable by the then owner of the Property upon sixty
(60) days' notice or less, shall not be made without Purchaser's prior written approval, provided that Purchaser shall not then be in default hereunder, which approval shall not be unreasonably withheld or delayed;

(iii) amend or renew the term of any Equipment Leases, provided, however, that any renewal thereof for a term in excess of one hundred eighty (180) days (unless same shall be terminable by the then owner of the Property on sixty
(60) days' notice or less) shall not be made without Purchaser's prior written approval provided that Purchaser shall not then be in default hereunder, which approval shall not be unreasonably withheld or delayed;

(iv) cancel any of the Leases, Service Contracts, or Equipment Leases and enter into new leases, service contracts or new equipment leases which in the reasonable judgment of Seller and in the ordinary course of Seller's business, would be in the best interest of Seller as owner of the Property, or any successor in interest thereto, provided that any new leases which are not on Seller's standard form or new contracts or new equipment leases which are not terminable by the then owner of the Property on sixty (60) days' notice or less, shall not be made without Purchaser's prior written approval, provided that as Purchaser shall not then be in default hereunder, which approval shall not be unreasonably withheld or delayed.

(b) Whenever in Section 8(a) hereof Seller is required to obtain Purchaser's approval, Purchaser shall, within five (5) days after delivery of notice by Seller containing Seller's written request for such approval, notify Seller, in writing, of its approval or disapproval of same. If Purchaser shall fail to notify Seller of its disapproval within said five (5) day period, Purchaser shall be deemed to have approved same, provided that such new leases, service contracts or equipment leases, or such amendments to or renewals thereof, are on commercially reasonably terms and conditions.

 9. ASSIGNMENTS BY SELLER AND ASSUMPTIONS BY PURCHASER.

(a) On the Closing Date, and subject to the provisions of Section 8 hereof, Seller shall assign to Purchaser all of Seller's right, title and interest to, and Purchaser shall assume Seller's obligations accruing on and after the Closing Date under the following:

(i) the Leases;

(ii) the Equipment Leases;

(iii) the Service Contracts;

(iv) assignable permits to operate the Premises as a rental housing project (hereafter, "Assignable Permits");

(v) the Policies which Seller elects to assign to Purchaser and Purchaser elects to accept and assume; and

(vi) the Bond Documents.

(b) After the Closing Date, Seller will cooperate with Purchaser, at Purchaser's expense, to facilitate the transfer to Purchaser of all nonassignable permits, if any, issued to Seller.

10. RIGHTS OF INSPECTION.

(a) Seller shall make all books and records relating to the operation and physical condition of the Property from and after the date hereof available to Purchaser and its accountants.

(b) Purchaser may, at reasonable times up and until the close of escrow, during the hours 9:00 a.m. to 5:00 p.m., and upon reasonable notice to Seller, at Purchaser's sole expense, cause the Premises and all utility and service systems to be inspected by such engineers, architects and others acting on behalf of Purchaser, as Purchaser may designate.

(c) Purchaser has had and shall continue to have access to the Property for purposes of inspections and investigations of the Property, provided that Purchaser's inspections and investigations are done during regular business hours, that Purchaser and its agents do not disrupt the operation of the Property or the occupancy of the Tenants, and that a representative of Seller or the Management Agent be present at all times. Purchaser hereby indemnifies and holds Seller harmless from and against any loss, cost or liability which may rise or result from any activities of Purchaser or its agents on the Property, as described in and subject to the limitations of Section 4.A(e).

11. DISCLAIMER: WAIVER OF CLAIMS. (a) Seller and Purchaser acknowledge and agree that Purchaser has had an opportunity to examine financial and other documents, records, files and information and patent physical items and conditions relating to the property. Accordingly, Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future of, as to, or concerning (i) except as otherwise specifically stated in Article 16 or Article 18, the nature and condition of the property, including without limitation (A) the water, soil and geology and the suitability thereof, and of the Property for any and all activities and uses which Purchaser may elect to conduct thereon, (B) the existence of any environmental hazards or conditions thereon (including but not limited to the presence of asbestos or the release or threatened release of hazardous substances) and (C) compliance with all applicable laws, rules or regulations; (ii) except for any warranties contained in Article 16 or Article 18, the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; and (iii) except for any warranties contained in Article 16 or Article 18, the compliance of the Property or its operation with any laws, ordinances or regulations of any government or other body. Purchaser acknowledges that it has inspected the property and, except for any warranties contained in Article 16 or Article 18 upon which Purchaser is relying, Purchaser will rely solely on its own investigation of the property. Purchaser further acknowledges that the information provided by Seller with respect to the property was obtained from a variety of sources and that Seller (i) has not made any independent investigation or verification of such information; and (ii) does not make any representations as to the accuracy or completeness of such information other than that Seller has provided true and accurate copies of any such material in its possession. The sale of the property as provided for herein is made on an "as is" basis, and Purchaser expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect of the Property.

(b) Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any construction defect, errors or omissions in the design or construction of the Property or any other conditions, including environmental conditions affecting the Property, such as the presence of asbestos, petroleum products or other hazardous substances or contamination of the Property by a release of hazardous substances, pollutants, contaminants or petroleum products, unless such construction defect, errors or omissions in the design or construction of the Property, or other conditions including environmental conditions affecting the Property, constitute a breach of any of Seller's representations or warranties set forth in this Agreement. Except for the representations and warranties of Seller set forth in this Agreement, upon which Purchaser is relying, Purchaser is purchasing the Property AS-IS, WHERE-IS and WITH ALL FAULTS. Purchaser and its affiliates hereby fully release Seller, its employees, officers, directors, representatives and agents from any and all claims that it may now have or hereafter acquire against Seller, its employees, officers, directors, representatives and agents for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors or omissions in the design or construction of the Property or any other conditions, including environmental conditions, affecting the Property, unless such construction defect, errors or omissions in the design or construction of the Property, or other conditions including environmental conditions affecting the Property, constitute a breach of any of Seller's representations or warranties set forth in this Agreement. This conditional release includes any claim arising under the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended (42 U.S.C. 9601 et. seq.) or under similar federal or state statutes or under any further amendment to said statutes or future statutes, unless such claim constitutes a breach of any of Seller's representations or warranties set forth in this Agreement. Purchaser agrees that in the event of any such construction defects, errors, omissions or any other conditions affecting the Property unless such construction defect, error, omission or other condition, including environmental conditions, constitutes a breach of any of Seller's representations and warranties set forth in this Agreement, Purchaser shall look solely to Seller's predecessors or to such contractors and consultants as may have contracted for work in connection with the Property for any redress or relief. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its express terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action, unless such unknown or suspected claims, damages and causes of action constitute a breach of any of Seller's representations and warranties set forth in this Agreement. Seller hereby assigns to Purchaser, effective upon Closing, any and all claims that Seller may have for any such errors, omissions or conditions of the Property. Purchaser further understands that some of Seller's predecessors in interest may have filed petitions under the bankruptcy code and Purchaser may have no remedy against such predecessors, contractors or consultants. This conditional waiver and release of claims shall survive the Closing.

12. DOCUMENTS PRIOR TO CLOSING.
(a) Seller covenants to deliver the following Documents (the
"Documents") to the Purchaser within 0 days following the date hereof:

(i) To the extent presently available, all plans, drawings and specifications of the Building and other structures located on the Land (including structural, mechanical, electrical and all other plans, drawings and specifications), all surveys and AS-BUILT surveys, all reports or studies prepared or caused to be prepared by Seller with respect to the soils conditions, structural conditions or hazardous materials conditions in respect of the Building and Land.

(ii) Copies of all the executed Leases are to be made available for review at the office of the Management Agent together with an updated rent roll.

(iii) Copies of all other contracts, agreements, warranties and guarantees related to or affecting the Property, as described in
 Schedule C and Schedule D .

(iv) Copies of all certificates of occupancy (or their equivalent), building permits, final building inspections, or other permits issued to Seller in connection with the operation of the Property, if available.

(v) Copy of a policy of insurance for each of the Policies.

13. DAMAGE AND DESTRUCTION; CONDEMNATION.
(a) If, prior to the Closing Date, all or any part of the Property is damaged by fire or other casualty, then Seller shall notify Purchaser of such fact, and Seller and Purchaser shall each have the option to terminate this Agreement upon notice given to the other party not later than thirty (30) days after the date of Seller's notice. If this Agreement is terminated as aforesaid, the Deposit, or any portion thereof then held in escrow, and all interest earned thereon, shall be returned to Purchaser. Upon such return this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder except for previously existing liabilities which have arisen under Section 4.A(e) hereof. In the event that neither party elects to terminate this Agreement as aforesaid, then the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage, except that Seller shall turn over to Purchaser on the Closing Date an amount equal to the entire amount of any casualty insurance collected by Seller on account of said physical damage or destruction without reduction for any funds expended by Seller or its agents as required by law or otherwise in order to preserve the Property or as deemed reasonably necessary to safeguard the tenants and their property, and to the extent not so collected, to assign to Purchaser the right to receive a credit against the Cash Portion of the Purchase Price for the amount of any deductible under such casualty insurance policy. In the event that Seller expends its own funds to correct any deficiencies caused by fire or casualty otherwise covered by insurance, then such funds shall be retained by Seller from the insurance proceeds otherwise to be turned over to Purchaser.

(b) If, prior to the Closing Date, all or any portion of the Property is taken by eminent domain, Seller shall promptly give Purchaser written notice thereof and either Seller or Purchaser may, within thirty (30) days after the date of Seller's notice, by written notice to the other party, elect to terminate this Agreement. In the event that either party elects to terminate, both parties shall be relieved and released of and from any further liability hereunder except for previously existing liabilities which have arisen under Section 4.A(e) hereof, and Seller shall cause the Deposit, or any portion thereof then held in escrow, and all interest earned thereon, to be returned to Purchaser. Upon such return this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder except for previously existing liabilities which have arisen under Section 4.A(e) hereof. If neither party elects to terminate this Agreement, then the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking, provided, however, that Seller shall, at the closing, (i) assign and turn over, and Purchaser shall be entitled to receive and keep, the gross proceeds of any award or other proceeds of such taking which may have been collected by Seller as a result of such taking without reduction for any funds expended by Seller or its agents as required by law or otherwise in order to safeguard the Property or as deemed reasonably necessary by Seller to safeguard the tenants and their property, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to receive any such award or other proceeds which may be payable to Seller as a result of such taking, and the right to settle same.

14. RECORDING CHARGES, TRANSFER TAXES AND FURTHER ASSURANCES.

(a) Purchaser shall pay all recording charges and fees paid or payable in connection with the transactions herein contemplated, including the premium for the title insurance policy.

(b) Seller shall pay all costs and expenses of clearing title, preparing and executing, acknowledging and delivering the grant deed, including without limitation, any local transfer or conveyance tax, and all sales, intangible and mortgage taxes paid or payable in connection with the transactions herein contemplated.

(c) At or prior to closing, Seller and Purchaser shall each execute such other documents reasonably required in connection with the transactions contemplated by this Agreement.

15. DOCUMENTS TO BE DELIVERED ON THE CLOSING DATE.

(a) Seller's Documents : Seller, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Purchaser on the Closing Date the following documents:

(i) Grant Deed (the "Deed"), in recordable form, conveying to Purchaser Seller's interest in the Premises.

(ii) A duly executed and sworn Secretary's Certificate certifying that the Board of Directors of Seller has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of Seller to execute the documents to be delivered by Seller on the Closing Date.

(iii) Certificate of Good Standing for Seller from the Secretary of State or other appropriate official of the state in which Seller is incorporated.

(iv) A duly executed and acknowledged bill of sale (the "Bill of Sale") conveying, selling and transferring to Purchaser all of Seller's right, title and interest in and to the Personalty.

(v) A duly executed and acknowledged assignment (the "Assignment and Assumption Agreement") of:

(A) The Leases, conveying all of Seller's right, title and interest as Landlord thereunder, together with Seller's executed counterparts, or copies of the Leases and any amendments and other documents relating thereto. The Assignment and Assumption Agreement shall contain Purchaser's assumption of Seller's obligations under the Leases from and after the Closing Date, and shall be in the form attached hereto as Schedule "I".

(B) The Equipment Leases and the Service Contracts, conveying all of Seller's right, title and interest as lessee thereunder, together with Seller's executed counterparts, or copies of the Equipment Leases and the Service Contracts. The Assignment and Assumption Agreement shall contain
Purchaser's assumption of Seller's obligations under the Equipment Leases and the Service Contracts from and after the Closing Date, and shall be in the form attached hereto as Schedule "J".

(vi) Any assignment or endorsement of any Policies transferred, together with such Policies.

(vii) Form letter to Tenants under the Leases to be duplicated, and distributed by Purchaser, advising them of the change of ownership and directing them to pay Rent payable for periods after the Closing Date to Purchaser.

(viii) A revised Schedule "B", hereof, showing as of the Closing Date, all of the Leases.

(ix) A revised Schedule "C" and Schedule
"D" hereof, showing, as of the Closing Date, all of the Equipment
Leases and the Service Contracts.

(x) Plans and specifications, technical manuals, all materials provided to Purchaser under Section 12(a)(i) hereof, and similar materials, for the Building or Land, if any, in Seller's possession.

(xi) If assignable, any Permits, or copies thereof, in Seller's possession pertaining to the operation and maintenance of the Building, together with a duly executed assignment thereof to Purchaser.

(xii) If assignable, any unexpired warranties and guarantees, or copies thereof, in Seller's possession which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Premises, together with duly executed assignments thereof to Purchaser.

(xiii) The Releases as specified in Paragraph 4A(i), or Summit's indemnification regarding same, as the case may be.

(xiv) A duly executed counterpart of the Repair Escrow Agreement in the form of Schedule K.

(xv) Such other instruments and documents as may be reasonably required to consummate the within transaction.

(b) Purchaser's Documents : Purchaser, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Seller on the Closing Date the following documents:

(i) A duly executed and sworn Secretary's Certificate certifying that the Board of Directors of Purchaser has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate to the authority of the officers of Purchaser to execute the documents to be delivered by Purchaser on the Closing Date.

(ii) Certified Copy of Purchaser's Certificate of Incorporation.

(iii) Certificate of Good Standing for Purchaser from the Secretary of State or other appropriate official of the state in which Purchaser is incorporated.

(iv) The Purchase Price.

(v) A letter of direction to Escrow Agent directing the Deposit to be delivered to Seller.

(vi) Assignment and Assumption Agreements in the form of Schedules
I and J .

(vii) A duly executed counterpart of the Repair Escrow Agreement in the form of Schedule K.

(viii) Such other instruments and documents as may be reasonably required to consummate the within transaction.

16. PURCHASER'S AND SELLER'S REPRESENTATIONS AND WARRANTIES.

(a) Seller makes the following representations and warranties to Purchaser, which representations and warranties shall be true on the date hereof and on the Closing Date, and shall survive the close of escrow for a period of one
(1) year:

(i) Schedule "B" annexed hereto is a complete and correct list of all Leases in effect on the date of this Agreement setting forth, with respect to each of the Leases, (A) the premises affected, (B) the name of the tenant, (C) the commencement and expiration dates of the term, (D) the monthly rent payable and (E) the amount of the security deposit thereof.

(ii) There are no leases other than as set forth in Schedule
"B". Each of the Leases is in full force and effect, and has not been amended, modified or supplemented other than as indicated in
 Schedule "B". No written notice of default or breach on the part of the landlord under any of the Leases has been received by Seller from the tenant thereunder, and to the best of Seller's actual knowledge, the tenants are not in default thereunder, except as otherwise disclosed in writing by Seller to Purchaser.

(iii) The rents and other income and charges set forth in Schedule "B" are the actual rents, income and charges presently being collected by Seller under the Leases.

(iv) Except locaters fees or employee incentive payments paid in the normal course of business, no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof.

(v) No written notice has been given by any insurance company which has issued any policy or by any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work, and to the best of Sellers' actual knowledge, no defects or deficiencies exist which would justify a request for the performance of repairs, alterations or other work by any such company or board.

(vi) Seller has not received any written notice of any pending condemnation or similar proceeding affecting the Property, and to the best of Seller's actual knowledge, no such challenge is threatened or contemplated.

(vii) Seller has not received any written notice from any governmental authority challenging Seller's right to operate the Building as a rental apartment complex, and to the best of Seller's actual knowledge, no such challenge is threatened or contemplated.

(viii) The execution and delivery of this Agreement to Purchaser and the consummation by Seller of the transactions contemplated hereby have been and will be duly authorized pursuant to the terms of Seller's Articles of Incorporation and the By-Laws promulgated thereunder. Seller has full power and authority to enter into this Agreement and to perform all of Seller's obligations hereunder and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of Seller.

(ix) The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court of governmental or quasi-governmental entity with jurisdiction over Seller, including without limitation, the United States of America, the State of Seller's Incorporation or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Seller is a party or by which Seller is bound or affected, or any contract by which Seller is bound.

(x) To the best of Seller's actual knowledge, other than for mechanics liens recorded and disclosed by the report of title, if any, no action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or threatened, at law or in equity or admiralty, against Seller before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent Seller from performing its obligations pursuant to this Agreement or affecting the Property, and there are no judgments, decrees or orders entered on a suit or proceeding against Seller, an adverse decision in which might, or which judgment, decree or order does, materially adversely affect Seller's ability to perform its obligations pursuant to, or Purchaser's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

To the extent that there are any liens affecting title that exist as of the date of close of escrow, which liens are not otherwise covered by insurance or an indemnity from Seller as described in Section 4.A.(a), Seller agrees to clear title of such liens as of the close of escrow. Further, to the best of Seller's actual knowledge, there are no easements, liens, rights of adverse possession, encroachments from the Property onto adjacent property or from adjacent property onto the Property, or any boundary line disputes, other than as shown on the Report.

(xi) Seller has not previously granted any person, firm or entity any right to acquire the Property, and, to the best of Seller's actual knowledge, no person, firm or entity has any rights to acquire the Property or any part thereof.

(xii) Except as otherwise disclosed to Purchaser in writing, Seller has not received actual written notice from any applicable governmental authority or professional inspecting engineer or architect of construction defects in the design or construction of the Building, and to the best of Seller's actual knowledge, no such construction defects in the design or construction of the Building exist;

(xiii) Seller has not received actual written notice from any applicable governmental authority or professional inspecting engineer or architect of any hazardous environmental condition affecting the Premises including the presence of asbestos, petroleum products or other toxic or hazardous substances, and to the best of Seller's actual knowledge, no such hazardous environmental condition affecting the Premises exists;

(xiv) Seller has not received actual written notice from any applicable governmental authority or professional inspecting engineer or architect that the Premises are in violation of any federal, state, or local law, ordinance or regulation relating to hazardous substances or to hazardous conditions on, under, or about the Premises including but not limited to soil and ground water condition, and to the best of Seller's actual knowledge, the Premises are not in violation of any such federal, state or local law, ordinance or regulation;

(xv) during the time the Seller has owned the Premises, neither Seller nor, to Seller's actual knowledge, any third party, has, other than in quantities normal to residential apartments used, generated, stored, manufactured or disposed of on, under or about the Premises or the property adjacent thereto, any flammable materials, explosives, radioactive materials, hazardous wastes or toxic substances;

(xvi) Seller has not received actual written notice from any applicable governmental authority or professional inspecting engineer or architect concerning any litigation or administrative enforcement action or proceedings brought or threatened to be brought nor have any settlements been reached by or with any party, public or private, alleging the presence, disposal, re lease, or threatened release of any hazardous waste or hazardous substance on, from or under any part of the Premises, nor to the best of Seller's actual knowledge, is any such litigation or administrative proceeding threatened or contemplated; and

(xvii) Seller warrants that it is a corporation organized and existing under the laws of the State of Delaware; that this transaction is a transfer of substantially all of Seller's assets; that this transaction has been approved by a majority of the outstanding shares as required by the Delaware Corporation Law; and that this transaction has been approved by resolution of its board of directors and a certified copy of that resolution, which remains in effect, will be delivered to escrow holder before the close of escrow.

(xviii) Seller is not in default of any of its obligations under the Regulatory Agreement dated as of May 1, 1986, between The Mansions Apartments Limited and the Issuer, recorded May 13, 1986, of the Official Records of Jackson County, or under the Promissory Note dated May 1, 1986, or the Deed of Trust dated as of May 1, 1986, in the amount of $19,450,000.00, from The Mansions Apartments Limited, Trustor, to The Merchants Bank, as Trustee, to The Industrial Development Authority of the City of Independence, Missouri, as Beneficiary, recorded May 13, 1986, Official Records of Jackson County, the beneficial interest under which was assigned to ________________________ by document recorded _____________________, Series No. ___________________
in the Official Records of Jackson County, the obligations of The
Mansion Apartments Limited under both of which have been assigned to Seller by Assignment and Assumption Agreement dated _____________________, recorded _____________________, in the Official
Records of Jackson County, or any other contractual obligation by which Seller is bound or affecting the Property.

(xix) Seller is not a "foreign person" or a "non-resident" for purposes of federal or state income tax withholding, and Seller shall deliver to Purchaser at closing a fully executed non-foreign seller's certificate meeting all the requirements of Section 1445(b)(2) of the Internal Revenue Code. If Seller cannot make this representation and warranty at closing, Seller shall cooperate fully with Purchaser to permit Purchaser to cause Title Company to withhold from the net proceeds of sale any sum required under Internal Revenue Code Section 1445.

(xx) Seller has not received actual written notice from any applicable governmental authority or the Trustee that the interest paid to the holders under the Bonds is no longer tax-exempt or that its tax-exempt character has been adversely affected or is in jeopardy or threatened, and to the best of Seller's actual knowledge, no acts, omissions or other circumstances of any party under the Regulatory Agreement, the First Deed of Trust, the Loan Agreement defined in the First Deed of Trust, or the Bond Indenture defined in the First Deed of Trust, or any of the other loan documents has threatened, jeopardized, adversely affected or invalidated the tax-exempt character of the interest paid on the Bonds.

(xxi) Seller has not received actual written notice of any claim made by any holder of the Bonds, and to the best of Seller's actual knowledge, no claims by any holder of the Bonds are threatened or contemplated.

(xxii) For purposes of this Section 16(a), the term "Seller's actual knowledge" as used herein shall mean to the best of the actual knowledge of Seller, no duty of independent investigation or inquiry having been required or made by Seller.

(xxiii) Unless Seller shall otherwise notify Purchaser in writing at or prior to the close of escrow, the foregoing representations and warranties shall be true and correct, to the best of Seller's actual knowledge, as they relate to the Property on the date of close of escrow, as though made at that time without the necessity of a separate written certificate regarding the same. If Seller notifies Purchaser in writing at or prior to the close of escrow that due to the Seller's discovery of new information, any of the representations and warranties set forth in Section 16(a) will not be true and correct as it relates to the Property as of the date of close of escrow, or if any new information comes into Purchaser's possession after the Approval Date which would render any of Seller's representations and warranties untrue or incorrect, Purchaser shall have ten (10) working days after receipt of such notice of such information to determine whether such new information has a materially adverse impact on Purchaser's proposed plans for use of the Property and whether Purchaser would have disapproved the Property and terminated this escrow for failure of any conditions set forth in Sections 4.A, if such information had been disclosed to Purchaser prior to satisfaction or waiver of those conditions and to notify Seller in writing of such determination, Seller shall have thirty (30) days from receipt of such notice from Purchaser to attempt to put Purchaser in the position Purchaser would have been in but for the discovery of such new information.

If Seller is unable to put Purchaser in the position Purchaser would have been in but for the discovery of such new information within such thirty (30) day period, then, on written notice from Purchaser, this escrow shall be terminated with respect to the Property. Immediately upon such termination, the Deposit and all interest earned thereon shall be returned to Purchaser, and Purchaser shall return to Seller all Documentation. If Purchaser terminates this escrow on account of Seller's or Purchaser's discovery of such new information as provided herein, Purchaser agrees that Purchaser shall be entitled to the return of the Deposit and all interest earned thereon, and shall have no other rights or remedies as a result of the discovery of such new information, unless the new information discovered by Purchaser was actually known to Seller as defined in Section 16(a)(xxii) at the time of execution of this Agreement and thus constitutes a breach of any of Seller's representations and warranties set forth herein. If Purchaser determines as provided herein that Purchaser would not have disapproved the Property on account of the disclosure of such information, such information shall be deemed to have been disclosed to Purchaser in writing under this Agreement, Seller's representation and warranty with respect to the subject matter to which such new information pertains shall be deemed modified by such new information, and Purchaser shall be deemed to have waived any claim Purchaser might have with respect to such new information as of close of escrow.

(xxiv) Except as otherwise provided in section 16(a)(xxiii) above, Seller shall indemnify, defend and hold Purchaser harmless from any loss, claim, lien, damage, liability or other expense, including without limitation, reasonable attorneys' fees and court costs, which Purchaser may incur arising from or in relation to any breach by Seller of any of the foregoing representations and warranties in this Section 16(a). Seller's indemnification hereunder shall survive the close of escrow.

(b) Purchaser represents and warrants to Seller as of the date hereof that:

(i) To the best of Purchaser's actual knowledge, with no duty of independent investigation or inquiry, no action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or threatened, at law or in equity or admiralty, against Purchaser before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent Purchaser from performing its obligations pursuant to this Agreement, and to the best of Purchaser's actual knowledge, with no duty of independent investigation or inquiry, there are no judgments, decrees or orders entered on a suit or proceeding against Purchaser, an adverse decision in which might, or which judgment, decree or order does, adversely affect Purchaser's ability to perform its obligations pursuant to, or Seller's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the trans actions contemplated hereby.

(ii) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court of governmental or quasi-governmental entity with jurisdiction over Purchaser, including, without limitation, the United States of America, the State of Purchaser's incorporation or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser is bound or affected, or any contractual obligation by which Purchaser is bound.

(iii) The execution and delivery of this Agreement to Seller and the consummation by Purchaser of the transactions contemplated hereby have been and will be duly authorized pursuant to the terms of Purchaser's Articles of Incorporation and the By-Laws promulgated thereunder. Purchaser has full power and authority to enter into this Agreement and to perform all of Purchaser's obligations hereunder and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation as Purchaser.

(iv) Purchaser warrants that it is a corporation organized and existing under the laws of Missouri, that Steven J. Stogel and/or John Gold are authorized to execute this Agreement on its behalf; and that this transaction has been approved by resolution of its board of directors and a certified copy of that resolution, which remains in effect, will be delivered to escrow holder before the close of escrow.

17. ESCROW.

The Closing Date for the escrow will be three (3) days following receipt of the consents to the subject transaction required pursuant to paragraph 4.A(h) hereof. Escrow shall be considered closed when the grant deed to the property is recorded.

Within 45 days after execution of this Agreement, each party shall execute and deliver to the escrow holder its written instructions consistent with the terms of this Agreement and shall provide the escrow holder with such other information, documents, and instruments as the escrow holder may reasonably require to enable it to close the transaction on the Closing Date.
If the designated escrow holder should be unable to unwilling to act, Seller shall designate another escrow holder subject to the Purchaser's approval, which approval shall not be unreasonably withheld.

18. BROKERS.

Seller represents that Seller has dealt with no real estate broker, salesperson, finder or any other party with respect to this transaction other than David Levine (the "Broker"), to whom Seller shall pay a commission pursuant to a separate agreement at closing, but only if escrow closes. Purchaser represents that Purchaser has dealt with no real estate broker, salesperson, finder or any other party with respect to this transaction other than the Broker. Seller and Purchaser shall each indemnify, defend and hold the other harmless with respect to any loss, claim, damage, liability or other expense, including without limitation, attorneys' fees, arising as a result of any claim for a real estate broker's commission or finder's fee in connection with this transaction based upon the acts or agreements or alleged acts or agreements of the indemnifying party. Seller's and Purchaser's covenants hereunder shall survive the close of escrow.

19. NOTICES.

Generally . All notices under this Agreement shall be in writing and shall be either (i) delivered personally with receipt acknowledged, (ii) sent by prepaid registered or certified mail, return receipt requested or (iii) sent by telecopy or other facsimile transmission (followed by hard copies sent by method (i) or (ii) above), addressed as set forth below, or as Seller or Purchaser shall otherwise have given notice as herein provided.

All notices shall be deemed given when actually received or when proper delivery is refused by the party to whom the same are directed. Any notice required to be sent under the terms of this Agreement shall be sent as follows:

      (a) If to Seller:

          Bruce Brown
          c/o The Related Companies
          625 Madison Avenue
          New York, New York 10022
          Facsimile Number: (212) 593-5794

          with a copy to:

          Michael H. Orbison, Esq.
          625 Madison Avenue
          9th Floor
          New York, New York 10022
          Facsimile Number: (212) 593-5794

          and

      (b) If to Purchaser:

          Carl Lang, Esq.
          7733 Forsythe Boulevard
          4th Floor
          Clayton, Missouri 63105

Attorneys for Seller and Purchaser may give notice with the same effect as if such notice was given to or by the party represented by such attorney, but such attorneys may not receive notice on behalf of any party. The respective attorneys of the parties are also hereby authorized to agree to adjournments of the Closing.

20. DEFAULT BY PURCHASER OR SELLER.

(a) Liquidated Damages. In the event that Purchaser shall default in the performance of its obligations contained in this Agreement, and such material default results in termination of this Agreement prior to close of escrow, the parties agree that Seller shall be entitled to the Deposit, or so much thereof as is held in escrow at the time of such default, as liquidated damages to be delivered to Seller by Title Company, which sum the parties agree is a reasonable sum, considering all the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm to Seller that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or inconvenient. Seller hereby expressly waives the remedy of specific performance and agrees that Seller's sole remedy for Purchaser's default hereunder which results in termination of this Agreement shall be liquidated damages set forth herein. In placing their initials at the places provided, each party specifically confirms the accuracy of the statements made above and the fact that each party was represented by counsel who explained the consequences of this liquidated damages provision at the time this Agreement was made.

          Seller                         Buyer
          Initial here:________          Initial here:________

(b) Seller's Liability. In the event that Seller shall default in its obligation to convey the Property as required hereunder or if Seller defaults in the performance of any of its other obligations under this Agreement or any document contemplated hereby at or prior to close of escrow, then Seller's liability shall be limited to the same damages for which Purchaser would be liable under Section 20(a). If any of Seller's representations and warranties under Sections 16(a) or 18 is not true and such default is discovered by Purchaser after closing, then Purchaser shall have all remedies available at law or equity, including without limitation, an action against Seller for specific performance, and/or an action against Seller for rescission or reformation.

21. INTEGRATION CLAUSE.

This Agreement constitutes the entire agreement between the parties and supersedes all prior discussion, negotiations, and agreements, whether oral or written. Any amendment to this Agreement, including an oral modification supported by new consideration, must be reduced to writing and signed by both parties before it will be effective.

22. AMENDMENTS.

This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto.

23. EFFECT OF WAIVER OF PROVISION ON REMEDY .

No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision, including the time for performance of any such provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law, unless such remedy has been expressly waived.

24. PARTIAL INVALIDITY.

If any term of provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law, unless such remedy has been expressly waived.

25. CAPTIONS, JOINT AND SEVERAL LIABILITY, CONTROLLING LAW.

The captions heading the various paragraphs of this Agreement are for convenience and shall not be considered to limit, expand, or define the contents of the respective paragraphs. Masculine, feminine, or neuter gender and the singular and the plural number, shall each be considered to include the other whenever the context so requires. If either party consists of more than one person, each such person shall be jointly and severally liable.

26. GOVERNING LAW.

This Agreement shall be governed by the laws of the State of Missouri.

27. JOINT PREPARATION.

This Agreement is deemed to have been jointly prepared by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's-length agreements.

28. SUCCESSORS, ASSIGNS.

This Agreement shall apply and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties.

29. ASSIGNMENT AND RECORDING.

This Agreement may not be assigned by Purchaser to any unrelated third party or recorded without first obtaining Seller's consent thereto, which Seller may grant or deny in Seller's sole discretion. The assignment or recording of this Agreement without Seller's consent shall be a default under this Agreement.

30. FULL PERFORMANCE.

The acceptance of the Deed by Purchaser shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement except those, if any, which are herein specifically stated to survive this Agreement.

31. OFFER ONLY.

This Agreement, until fully executed, is only an offer of the party first executing the same and shall not be considered effective until and unless this Agreement is signed by both parties and the Initial Deposit has been placed in escrow.

32. MUTUAL INDEMNITY.

Except as provided in Section 4.A(e) above, Seller shall be responsible for all costs, charges, liabilities and claims arising against Seller or the Property from intentional or negligent acts or omissions by Seller or its agents in connection with the Property prior to the closing and shall defend and indemnify Purchaser against the same. Purchaser shall be responsible for all costs, charges, liabilities and claims resulting from intentional or negligent acts or omission of Purchaser or its agents in connection with the Property on or after the closing Date, and shall defend and indemnify Seller against the same. The indemnities contained in this Section 32 shall survive the closing of escrow. Nothing contained in this Section 32 shall be construed as limiting Purchaser's indemnity to Seller or Seller's indemnity to Purchaser as provided in Section 4.A(e). Seller's indemnity and Purchaser's indemnity as herein provided shall be effective only if closing occurs.

33. ATTORNEYS' FEES.

If either party files any action or brings any proceeding against the other arising from this Agreement, or is made a party to any action or proceeding brought by the escrow holder, then as between Purchaser and Seller, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover its costs of suit, whether or not suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of the judgment for purposes of determining whether a party is entitled to its costs or attorneys' fees.

34. COUNTERPARTS.

This agreement and all amendments and supplements to it may be executed in counterparts, and all counterparts together shall be construed as one document.

35. NO REPRESENTATIONS REGARDING LEGAL EFFECT OF DOCUMENT.

No representation, warranty, or recommendation is made by Seller or its brokers, respective agents, employees, or attorneys regarding the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction, and each signatory is advised to submit this Agreement to his respective attorney before signing it.

IN WITNESS WHEREOF, the parties hereto have duly executed this Novation Agreement as of the date and year first above written.

                          SELLER

                          MANSION APARTMENT PROJECT
                          INVESTORS, INC., a Delaware Corporation

                          By: _________________________________

                          PURCHASER

                          INDEPENDENCE APARTMENTS ASSOCIATES, L.P.

                          By: Independence Apartments
                              Management Company, Inc.,
                              general partner

                              By: _____________________________
                                  Steven J. Stogel
                                  President

                              EXHIBIT "A"

                        The Mansion Apartments
                        2905 Lee's Summit Road
                        Independence, Missouri

All that part of the Northeast Quarter of Section 13, Township 49, Range 32 and all that part of the Northwest Quarter of Section 18, Township 49, Range 31, all in Independence, Jackson County, Missouri, described as follows:

Commencing at the Northwest corner of the East 1/2 of the Northeast Quarter of Section 13, Township 49, Range 32; thence South along the West line of said 1/2 of Quarter Section 1017.24 feet; thence South 85 degrees 21 minutes East 50.17 feet to the Southwest corner of Lot 981, GLENDALE GARDENS, a subdivision in Independence, Missouri, which is a point on the East right of way line of Lee's Summit Road, and which point is the true point of beginning of this tract; thence along the Southerly or rear lines of lots in said subdivision South 85 degrees 21 minutes East 709.69 feet
(plat equals 709.76) thence North 75 degrees 04 minutes 52 seconds East
308.76 feet (plat equals North 74 degrees 42 minutes East 309.44); thence North 89 degrees 42 minutes 23 seconds East 300.55 feet (plat equals East) to a point on the South line of Lot 963, which point is the Northwest corner of Lot 680 in said Subdivision; thence along the West or rear lines of lots in said subdivision South 1094.56 feet; thence North 89 degrees 58 minutes
56 seconds West 394.92 feet to the Northeast corner of Lot 322 in said subdivision; thence along the North or rear lot lines of lots in said subdivision North 89 degrees 58 minutes 56 seconds West 941.35 feet; (plat West 942 feet) to a point on present East right of way line of Lee's
Summit Road which is 20 feet East of the West line of said 1/2 of Quarter Section and which point is also 6.34 feet West of the Northwest corner of Lot 313 in said subdivision; thence along said present East right of way line parallel to and 20 feet East of the West line of said 1/2 of Quarter Section North 459.04 feet to a point which is 36 feet East of measured at right angles the center line of the right of way of present new Lee's Summit Road and which point is opposite center line station 157+05.93, thence continuing along said East right of way line parallel to and 36 feet East of said center line in a Northerly direction along a curve to the right (having a radius of 5693.58 feet) 127.78 feet to the point of tangent opposite center line station 158+34.51; thence parallel to and 36 feet East of said center line North
4 degrees 50 minutes East 1.91 feet to the point of curve opposite center line station 158+36.42; thence continuing along said East right of way line parallel to and 36 feet East of said center line in a Northerly direction along a curve to the left (having a radius of 5765.58 feet) 482.85 feet to the true point of beginning

                              Schedule "B"
                                Leases

                   Available For Inspection On Premises

                              Schedule "C"
                            Equipment Leases

                   Available For Inspection On Premises

                              Schedule "D"
                            Service Contracts

                   Available For Inspection On Premises

                              Schedule "E"
                           Trademarks - None

                              Schedule "G"
                          Residential Lease Form

                     Previously Approved By Purchaser

                              Schedule "H"
                              Rent Schedule

                   Available For Inspection On Premises

                              Schedule "I"
                   Assignment and Assumption of Leases

                              See Attached

                    ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES is made as of the ____ day of ______________, 1993, by and between MANSION APARTMENT PROJECT INVESTORS, INC., a Delaware corporation ("Seller"), and INDEPENDENCE APARTMENTS ASSOCIATES, L.P., a Missouri limited partnership ("Buyer").

                             Recitals of Fact

A. Seller is the present owner of certain property known as the Mansion Apartments, located at 2905 Lee's Summit Road, Independence, Jackson County, Missouri, and legally described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Real Property").

B. Seller is also the present landlord under the leases set forth on the rent roll attached hereto as Exhibit "B" and incorporated herein by this reference (collectively the "Leases"), which Leases affect space in the improvements upon the Real Property.

C. Seller desires to assign to Buyer and Buyer desires to accept an assignment from Seller of (i) all of Seller's right, title and interest in and to the Leases, and (ii) all prepaid rents and deposits, security or otherwise, held by Seller which have been paid by tenants under the Leases to the extent disclosed and scheduled on the Exhibit "B" rent roll (collectively the "Security Deposits").

D. Seller and Buyer have agreed to execute this Assignment and Assumption of Leases to evidence the assignment of the Leases and Security Deposits by Seller, and the acceptance of the Leases and Security Deposits by Buyer.

                                    Agreement

IN CONSIDERATION of the promises and covenants set forth in the Sale-Purchase Agreement between Seller and Buyer affecting the Real Property, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties hereby agree as follows:

1. Assignment. Seller hereby assigns, transfers, sets over and conveys to Buyer, its successors and assigns, all of Seller's right, title and interest in and to the Leases and the Security Deposits.

2. Assumption. Buyer hereby fully and completely assumes each and every obligation of Seller which is to be performed under the Leases accruing from and after the date hereof. Buyer agrees that Buyer shall fully pay, perform and observe all of such obligations accruing from and after the date hereof.

3. Inspection. Buyer acknowledges that Buyer has had ample opportunity to inspect the Leases and the records of Seller relating to the Security Deposits, and has had ample opportunity to contract the tenants about the Leases and Security Deposits. All of the same are acceptable to Buyer, and Buyer accepts the same and accepts the tenants in the Leases and the Real Property subject to the Leases, with full knowledge and agreement as to the terms and conditions of the Leases, the current status of the tenants' performances of the terms of the Leases, and the current status of the Security Deposits.

4. Hold Harmless. Buyer agrees to defend, indemnify and hold Seller and all affiliates, subsidiaries, related corporations, officers, directors, employees and agents of Seller, fully and completely harmless from and against any and all costs, expenses, liabilities, claims, assertions and demands whatsoever, of any kind or nature, asserted by or raised by any party whatsoever, which relates in any manner to any matter or thing in connection with or related to the Leases or the Security Deposits arising or accruing or occurring from and after the date hereof.

Seller agrees to defend, indemnify and hold Buyer and all affiliates, subsidiaries, related corporation, officers, directors, employees and agents of Seller, fully and completely harmless from and against any and all costs, expenses, liabilities, claims, assertions and demands whatsoever, of any kind or nature, asserted by or raised by any party whatsoever, which relates in any manner to any matter or thing in connection with or related to the Leases or the Security Deposits arising or accruing or occurring prior to the date hereof; provided, however, that Seller shall have no obligation hereunder to pay to tenants under the Leases any portion of the Security Deposits.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Leases to be executed as of the day and year first above written.

SELLER: MANSION APARTMENTS PROJECT INVESTORS, INC., a Delaware corporation

                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________

BUYER: INDEPENDENCE APARTMENTS ASSOCIATES, L.P., a Missouri limited partnership

                              By: Independence Apartments
                                  Management Company, Inc.,
                                  a Missouri corporation
                                  Its General Partner

                              By: ______________________________________
                                     Steven J. Stogel
                                         President

                              Schedule "J"

              Assignment and Assumption of Equipment Leases
                          and Service Contracts

                              See Attached

    ASSIGNMENT AND ASSUMPTION OF EQUIPMENT LEASES AND SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF EQUIPMENT LEASES AND SERVICE CONTRACTS is made as of the ____ day of _________, 1993, by and between MANSION APARTMENTS PROJECT INVESTORS, INC., a Delaware corporation ("Seller") and INDEPENDENCE APARTMENTS ASSOCIATES, L.P., a Missouri limited partnership ("Buyer").

                            Recitals of Fact

A. Seller is the present owner of certain property known as the Mansion apartments, located at 2905 Lee's Summit road, Independence, Jackson County, Missouri, and legally described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Real Property").

B. Seller desires to assign to Buyer and Buyer desires to accept an assignment from Seller of all of Seller's assignable right, title and interest in and to all equipment leases, service and maintenance contracts, management agreements, utility contracts, employment contracts, labor agreements, and all other contracts in respect of the operation, maintenance and use of the Real Property, including but not limited to the contracts listed on Exhibit "B" attached hereto and incorporated herein by this reference (collectively the "Contracts").

C. Seller and Buyer have agreed to execute this Assignment and Assumption of Equipment Leases and Service Contracts to evidence the assignment of the Contracts by Seller, and the acceptance of the Contracts by Buyer.

                                 Agreement

IN CONSIDERATION of the promises and covenants set forth in the Sale-Purchase Agreement between Seller and Buyer affecting the Real Property, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties hereby agree as follows:

1. Assignment. Seller hereby assigns, transfers, sets over and conveys to Buyer, its successors and assigns, all of Seller's right, title and interest in and to the Contracts, to the extent that Seller's interest in the Contracts is assignable under the terms of the Contacts and applicable law.

2. Assumption. Buyer hereby fully and completely assumes each and every obligation of Seller which is to be performed under the Contracts accruing from and after the date hereof. Buyer agrees that Buyer shall fully pay, perform and observe all of such obligations accruing from and after the date hereof. To the extent that this Agreement does not accomplish an assignment of Seller's interest, for the reason that Seller's interest is not assignable or otherwise, Buyer agrees that it accepts ownership of the Real Property subject to whatever rights, if any, are held by the other contracting parties under the Contracts.

3. Inspection. Buyer acknowledges that Buyer has had ample opportunity to inspect the Contracts, including without limitation the assignment provisions thereof, and has had ample opportunity to contract the other parties to the Contracts. All of the same are acceptable to Buyer, and Buyer accepts the same and accepts the other parties to the Contracts and the Real Property subject to the Contracts, with full knowledge and agreement as to the terms and conditions of the Contracts and the current status of the other parties' performance of the terms and conditions of the Contracts.

4. Hold Harmless. Buyer agrees to defend, indemnify and hold Seller and all affiliates, subsidiaries, related corporations, officers, directors, employees and agents of Seller, fully and completely harmless from and against any and all costs, expenses, liabilities, claims, assertions and demands whatsoever, of any kind or nature, asserted by or raised by any party whatsoever, which relates in any manner to any matter or thing in connection with or related to the Contracts arising or accruing from and after the date hereof.

Seller agrees to defend, indemnify and hold Buyer and all affiliates, subsidiaries, related corporations, officers, directors, employees and agents of Buyer, fully and completely harmless from and against any and all costs, expenses, liabilities, claims, assertions and demands whatsoever, of any kind or nature, asserted by or raised by any party whatsoever, which relates in any manner to any matter or thing in connection with or related to the Contracts arising or accruing or occurring prior to the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and assumption of Equipment Leases and Service Contracts to be executed as of the day and year first above written.

SELLER: MANSION APARTMENTS PROJECT INVESTORS, INC., a Delaware corporation


                                 By:_________________________________
                                 Name:_______________________________
                                 Title:______________________________

BUYER: INDEPENDENCE APARTMENTS ASSOCIATES, L.P., a Missouri limited partnership

                                 By: Independence Apartments
                                     Management Company, Inc.,
                                     a Missouri corporation
                                     Its General Partner


                                      By:____________________________
                                             Steven J. Stogel
                                                President

                               Schedule "K"
                         Repair Escrow Agreement

                                See Attached

                        REPAIR ESCROW AGREEMENT

THIS REPAIR ESCROW AGREEMENT made December ____, 1993 by and among Mansion Apartment Project Investors, Inc., a Delaware corporation having an office at 625 Madison Avenue, New York, New York 10022 ("Seller"); Independence Apartments Associates, L.P., a Missouri limited partnership having an office c/o Carl Lang, 7733 Forsythe Boulevard, Clayton, Missouri 63105 ("Purchaser") and Commonwealth Land Title Insurance Company, 910 North 11th Street, Suite 250, St. Louis, Missouri 63101 Attention: Mr. Nat Walsh ("Escrow Agent").

                        W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into a certain agreement for purchase and sale dated as of December 1, 1993 (the "Agreement") wherein Seller agreed to sell and Purchaser agreed to purchase the premises commonly known as Mansions Apartments, 2905 Lee's Summit Road, Independence, Missouri 64055 (the "Property"); and

WHEREAS, Purchaser is unwilling to acquire the Property unless a portion of the Purchase Price (as defined in the Agreement) is placed in escrow to ensure that the cost of certain repairs to the Property shall be paid; and

WHEREAS, Seller and Purchaser have agreed to place the sum of Four Hundred Thousand and No/100 ($400,000.00) Dollars in escrow (the "Escrow Funds") with Escrow Agent to be delivered in accordance with the conditions set forth in Section 1 hereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:
1. Purchaser has deposited with Escrow Agent, and Escrow Agent hereby acknowledged receipt, by check subject to collection, of Four Hundred Thousand ($400,000.00) Dollars, to be held in escrow by Escrow Agent. The Escrow Funds shall be subject to and in accordance with the terms hereof and disposed as hereinafter provided. Upon making delivery of the Escrow Funds in the manner herein provided, Escrow Agent shall have no further liability hereunder.

(a) Escrow Agent will promptly deliver the Escrow Funds to the Payees (as hereinafter defined) upon the following terms and conditions:

(i) Purchaser hereby designates Eveker Consulting Services, Inc. ("Eveker") as Purchaser's agent hereunder and authorizes Eveker to make all decisions hereunder regarding repairs to the Property (and the payment therefor) on behalf of Purchaser.

(ii) Seller hereby designates the RCC Services Corp. ("RCC") as Seller's agent hereunder and authorizes the RCC to make all decisions hereunder regarding repairs to the Property (and the payment therefor) on behalf of Seller.

(iii) Eveker and RCC shall mutually agree upon a contractor or contractors (each, a "Contractor") to perform the required repair work on the Property.

(iv) Upon submission of a draw request by or on behalf of a Contractor for repair work performed on the Property, the Escrow Agent shall, upon the joint direction of Eveker and RCC, release a portion of the Escrow Funds in an amount, and to a payee, to be agreed upon by Eveker and RCC in each instance (each, a "Payee").

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

(b) In the event Escrow Agent shall have received a notice of objection to the delivery of the Escrow Funds as provided above in this Section l, Escrow Agent shall continue to hold the Escrow Funds until:

(i) Escrow Agent receives written notice from the parties hereto and all other persons having an interest in such dispute directing the delivery of the Escrow Funds, in which case Escrow Agent shall then deliver the Escrow Funds in accordance with said direction; or

(ii) In the event of litigation between Purchaser and Seller or between any of the parties hereto, Escrow Agent shall deposit the Escrow Funds with the appropriate official of the court in which said litigation is pending until the final determination of the rights of the parties in such proceeding directing a disposition of the Escrow Funds; or

(iii) Escrow Agent brings an action for interpleader (or such other appropriate action as may be necessary) against Purchaser and Seller and deposits the Escrow Funds in a court of competent jurisdiction in which such action is pending. The costs of such action, including, but not limited to, reasonable legal fees of Escrow Agent, shall be borne by whichever of Purchaser or Seller is the losing party.

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

2. Escrow Agent acting in good faith shall be entitled to rely and act upon any notices, certificates, instruments or other writings as may be furnished to it without inquiring into their sufficiency or correctness an without inquiring as to the application of any funds paid, disbursed or deposited, and shall not be liable to connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent's own willful default, bad faith or gross negligence. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification of this Agreement unless the same is in writing and signed by all of the parties hereto. In the event that Escrow Agent shall be uncertain as to Escrow Agent's rights or obligations hereunder, including, but not limited to, any uncertainty as to whether Escrow Agent is obligated to deliver the Escrow Funds or as to whom the Escrow Funds are to be delivered or shall receive any instructions from the parties hereto which, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and apply the Escrow Funds pursuant to Section (b) hereof and my decline to take any other action.

3. Escrow Agent is acting as a stakeholder only with respect to the Escrow Funds; without limiting the provisions of Section 2 hereof, if there is any dispute as to whether Escrow Agent is obligated to deliver the Escrow Funds or as to whom said Escrow Funds are to be delivered, Escrow Agent shall not make any delivery, but in such event Escrow Agent shall hold same until its receipt of an authorization, in writing, signed by all the persons having interest in such dispute, directing the disposition of the Escrow Funds. In the absence of

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

such authorization, Escrow Agent shall hold the Escrow Funds until the final determination of the rights of the parties in an appropriate proceeding, or if such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent may, but is not required to, retain counsel and bring an appropriate action or proceeding for leave to deposit the Escrow Funds in court pending such determination. Escrow Agent shall be reimbursed for all costs and expenses incurred by it in connection with any action or proceeding relating to the Escrow Funds, including, but not limited to, attorneys' fees and disbursements, by the party determined not to be entitled to the Escrow Funds. Upon making delivery of the Escrow Funds in the manner herein provided, the Escrow Agent shall have no further liability hereunder. The duties of Escrow Agent are only as herein specifically provided and are purely ministerial in nature, and Escrow Agent has signed this Agreement only in order to confirm that Escrow Agent is holding and will hold the Escrow Funds in escrow, pursuant to the provisions hereof. However, Escrow Agent shall not be responsible for the clearing or collection of the Escrow Funds.

5. Escrow Agent is discharged and released from any and all responsibility or liability with respect to the Escrow Funds deposited with it and the parties hereto shall jointly and severally indemnify, defend and save harmless Escrow Agent against such responsibility or liability and from any claims made against it with respect to the Escrow Funds, except for Escrow Agent's own willful default, bad faith or gross negligence.

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

6. Any notice or communication required or permitted hereunder shall be given in writing and shall be considered to have been given on the date such notice or communication has been mailed or delivered by hand, registered or certified mail, return receipt requested, Express Mail or Federal Express, postage prepaid, directed to such party at the following address (or at such other address as such party shall hereafter designated by written notice to the other):

        (a) If to Seller, addressed to:

            Mansion Apartments Project Investors, Inc.
            c/o Related Capital Company
            625 Madison Avenue
            New York, New York 10022

        With a copy to:

            Michael H. Orbison, Esq.
            625 Madison Avenue - 9th Floor
            New York, New York 10022

        (b) If to Purchaser, addressed to:
            Independence Apartments Associates, L.P.
            c/o Carl Lang, Esq.
            7733 Forsythe Boulevard
            Clayton, Missouri 63105

        (c) If to Escrow Agent, addressed to:
            Commonwealth Land Title Insurance Company
            910 North 11th Street, Suite 250
            St. Louis, Missouri 63101
            Attention: Mr. Nat Walsh

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

8. If any provision of this Agreement shall be determined to be unenforceable or invalid by any court of competent jurisdiction, the same shall not affect the remaining provisions of this Agreement, all of which other provisions shall remain in full force and effect, and to this end the provisions of this Agreement are intended to be and shall be severable; and it is the intention of the parties hereto that if any provision of this Agreement is capable of two constructions, one of which would render the provision unenforceable or invalid and the other of which would render the provision enforceable and valid, then the provision shall have the meaning which renders it enforceable and valid.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

                              MANSION APARTMENTS PROJECT
                              INVESTORS, INC.

                              By:____________________________________

                              INDEPENDENCE APARTMENTS ASSOCIATES, L.P.

                              By: Independence Apartments
                                  Management Company, Inc.

                              By: ___________________________________
                                  Steven J. Stogel
                                  President

                              COMMONWEALTH LAND TITLE INSURANCE
                              COMPANY

                              By: ___________________________________

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

                             ADDENDUM TO
                       SALE-PURCHASE AGREEMENT

This is an ADDENDUM (the "Addendum") to that certain SALE-PURCHASE AGREEMENT (the "Agreement") dated as of March 31, 1994, by and between MANSION APARTMENT PROJECT INVESTORS, INC., as "Seller", and INDEPENDENCE
APARTMENTS ASSOCIATES, L.P., as "Purchaser".

Seller and Purchaser agree (notwithstanding anything to the contrary contained in the Agreement), as follows:

1. Definitions. All capitalized terms not herein defined shall have the meanings ascribed to such terms in the Agreement.

2. Terms of Addendum Control. In the event of any conflict between the terms of this Addendum and the terms of the Agreement, or between the terms of this Addendum and the terms of any of the conveyance documents (the "Conveyance Documents") executed and delivered at or in connection with the Closing of the sale and conveyance of the Premises by Seller to Purchaser, then in all such events the terms and intent of this Addendum shall govern, control and prevail, and the terms of the Agreement and of the Conveyance Documents shall be construed to effect the terms and intent of this Addendum. The terms of this Addendum shall survive the Closing.

3. Escrow of Portion of Purchase Price. At and upon the closing of the sale and purchase of the Premises, a portion of the Cash Portion of the Purchase Price in the amount of $650,000.00 (the "Escrowed Amount") shall be placed by Seller in escrow with American Land Title Company of Kansas City, Inc. (the "Escrow Agent") pursuant to an escrow agreement in form and substance acceptable to Purchaser and to Seller. The parties agree that the Repair Escrow Agreement described the in Agreement may serve as said escrow agreement, if said Repair Escrow Agreement incorporates the requirements of this Addendum.

4. Purchaser's Right to Rescind Acquisition. For and during the thirty (30) calendar day period (the "First Rescission Period") commencing on the date of the Closing of the sale and purchase of the Premises pursuant to the Agreement, Purchaser shall have the right, by written notice to Seller, to rescind the sale and purchase pursuant to the Agreement, if Purchaser determines (in its sole discretion) that the scope of the construction work to be performed with respect to the Premises, as contemplated by the Agreement, is not adequate to restore the Premises to a first-class condition satisfactory to Purchaser in its judgment. If, during the First Rescission Period, Purchaser by written notice to Seller exercises its right to rescind under this Paragraph as aforesaid, then: (i) title to the Premises shall be conveyed by Purchaser to Seller; (ii) Purchaser shall be released, relieved and discharged from and of all obligations assumed by Purchaser pursuant to the Conveyance Documents;
(iii) the Escrowed Amount (together with all interest thereon) shall be released from escrow, and refunded and paid over to Purchaser free from the escrow; (iv) Purchaser shall pay to Seller the amount, if any, of cash flow from the Premises previously retained by Purchaser; and (v) Seller shall forthwith, upon Purchaser's demand therefor, pay and remit to Purchaser an amount equal to the sum of all costs, expenses and reasonable attorney's fees incurred by Purchaser in connection with its acquisition of the Premises pursuant to the Agreement or in connection with the Purchaser's exercise and enforcement of its rescission right under this Paragraph (including costs, expenses and reasonable attorney's fees incurred by Purchaser in collecting monies due to Purchaser under this Paragraph). The Purchaser's determination to invoke and exercise the rescission right pursuant to this Paragraph of this Addendum shall be at the sole discretion of Purchaser, but shall require a written statement from a duly authorized representative of McCormack Baron & Associates, Inc. ("MBA"), setting forth MBA's statement that the scope of the construction work to be performed with respect to the Premises, as contemplated by the Agreement, is not adequate to restore the Premises to a first-class condition in MBA's judgment.

5. Partial Release of Escrowed Monies. In the event that Purchaser has not exercised its right to rescind pursuant to Paragraph 4 of this Addendum, then in such event: (i) upon the expiration of the First Rescission Period, the sum of $250,000.00 of the Escrowed Amount shall, thence and thereupon be released from the escrow, and paid over to Seller free from escrow, with the $400,000.00 balance then constituting and being the Escrowed Amount; and (ii) Purchaser shall have the additional rescission right set forth in Paragraph 6 of this Addendum.

6. Purchaser's Additional Right to Rescind Acquisition.
In the event that Purchaser has not, during the First Rescission Period, exercised its right to rescind pursuant to Paragraph 4 of this Addendum, then in such event, for and during the six (6) calendar month period (the "Second Rescission Period") commencing on the date of the expiration of the First Rescission Period, Purchaser shall have the right, by written notice to Seller, to rescind the sale and purchase of the Premises pursuant to the Agreement, if Purchaser determines (in its sole discretion) that the necessary

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

construction work performed and to be performed with respect to the Agreement, if Purchaser determines (in its sole discretion) that the necessary construction work performed and to be performed with respect to the Premises, as contemplated by the Agreement, cannot be completed with the $400,000.00 escrowed funds available for same and $400,000 of additional funds. If, during the Second Rescission Period, Purchaser by written notice to Seller exercises its right to rescind under this Paragraph as aforesaid, then: (i) title to the Premises shall be conveyed by Purchaser to Sellers (ii) Purchaser shall be released, relieved and discharged from and of any and all obligations assumed by Purchaser pursuant to the Conveyance Documents; (iii) the balance of the Escrowed Amount shall be released from escrow, and refunded and paid over to Purchaser free from escrow; (iv) Seller shall forthwith pay and remit to Purchaser that amount which is equal to $650,000.00, minus
(x) the amount paid to the Purchaser under item (iii) of this Paragraph, and minus (y) the amount, if any, of cash flow from the Premises previously retained by Purchaser; (v) Seller shall forthwith, upon Purchaser's demand therefor, pay and remit to Purchaser an amount equal to the sum of all costs, expenses and reasonable attorney's fees incurred by Purchaser in collecting monies due to Purchaser under this Paragraph); and
(vi) Seller shall forthwith pay and remit to Purchaser an amount equal to interest on all sums due Purchaser under this Paragraph, calculated from the date advanced by Purchaser to the date repaid, such interest to be at a per annum interest rate which is equal to the "Prime Rate" plus one percent (1%). The Purchaser's determination to invoke and exercise its recision right pursuant to this Paragraph of this Addendum shall be at the sole discretion of Purchaser, but shall require a written statement from a duly authorized representative of MBA, setting forth MBA's statement that the necessary construction work performed and to be performed with respect to the Premises cannot be completed with the $400,000.00 Escrowed Amount and $400,000 of additional funds in MBA's judgement.

7. Miscellaneous. As amended herein
and hereby, the Agreement is confirmed and ratified, and is in full force and effect, as of the date herein. This Addendum shall be binding upon the parties hereto and their respective successors, heirs and assigns. This Addendum shall be governed by the laws of the State of Missouri.

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

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of this 31 day of _________________________, 1994.


SELLER:                         PURCHASER:

MANSION APARTMENT PROJECT       INDEPENDENCE APARTMENTS
INVESTORS, INC.                 ASSOCIATES, L.P.,
a Delaware corporation          a Missouri limited partnership

                                By: INDEPENDENCE APARTMENTS
                                    MANAGEMENT COMPANY, INC.
                                    a Missouri corporation,
                                    Its General Partner

By:_________________________    By: ___________________________
Print Name:_________________         Steven J. Stogel,
Title: _____________________         President

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